NEENAH FOUNDRY COMPANY
SCHEDULES CONFERENCE CALL TO DISCUSS QUARTERLY RESULTS
NEENAH, WI, August 14, 2007 — Neenah Foundry Company (“Neenah” or the “Company”) announced today that it has scheduled a conference call to discuss its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 that was filed with the Securities and Exchange Commission on Monday, August 13, 2007.
The conference call is scheduled for Thursday, August 16, 2007 at 2:00 p.m. (Central Time). A replay of this call will be available until August 23, 2007. The call-in number information for the conference call follows:

Dial — In Number:	1-800-640-9765 (to join the audio conference call)
Alternate Dial — In (Intern’l)	1-847-413-4837
Confirmation Number:	18813206#
Host Name:	Robert Ostendorf
Company:	Neenah Foundry Company

Digital Tape Replay:	1-877-213-9653
Alternate Number (Intern’l)	1-630-652-3041
Passcode:	18813206#
About Neenah Foundry Company
Neenah Foundry Company manufactures and markets a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets. Neenah is one of the larger independent foundry companies in the country, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company’s web site at www.nfco.com.
Contacts:
Neenah Foundry Company
Robert Ostendorf
920-725-7000